As filed with the Securities and Exchange Commission on June 3, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0146568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive offices, including zip code)

Anadarko Petroleum Corporation
2012 Omnibus Incentive Compensation Plan, as Amended and Restated
(Full title of the plan)
Robert K. Reeves
Executive Vice President, Law
and Chief Administrative Officer
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.10 par value per share	25,500,000 shares	$51.50	$1,313,250,000	$132,245

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) shall also cover any additional shares of Anadarko Petroleum Corporation’s (the “Company’s” or the “Registrant’s”) common stock, $0.10 par value per share (“Common Stock”), that become issuable under the Company’s 2012 Omnibus Incentive Compensation Plan, as Amended and Restated (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $51.50 per share, which is the average of the high and low sales prices of shares of Common Stock on the New York Stock Exchange on May 27, 2016.

EXPLANATORY NOTE
This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 25,500,000 shares of Common Stock that may be issued pursuant to the Plan. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2012 (File No. 333-181429), which registered the offer and sale of 30,000,000 shares of Common Stock under the Plan, is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the SEC under the Securities Act. The Registrant has not filed such document(s) with the SEC, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The contents of the earlier registration statement relating to the Plan, previously filed with the SEC on May 15, 2012 (File No. 333-181429) are incorporated herein by reference and made part of this Registration Statement.

Item 8.  Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Anadarko Petroleum Corporation, dated May 21, 2009 (incorporated by reference to Exhibit 3.3 to Form 8-K filed on May 22, 2009, File No. 1-8968)

4.2	By-Laws of Anadarko Petroleum Corporation, amended and restated as of September 15, 2015 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 21, 2015, File No. 1-8968)

4.3	2012 Omnibus Incentive Compensation Plan, As Amended and Restated (incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 16 , 2016, File No. 1-8968)

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of Miller and Lents, Ltd.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
*filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 3, 2016.

ANADARKO PETROLEUM CORPORATION

By:	/s/ AMANDA M. MCMILLIAN
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Each person whose signature appears below appoints R. A. Walker and Robert G. Gwin, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. A. WALKER	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 3, 2016
R. A. Walker

/s/ ROBERT G. GWIN	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 3, 2016
Robert G. Gwin

/s/ CHRISTOPHER O. CHAMPION	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	June 3, 2016
Christopher O. Champion

/s/ ANTHONY R. CHASE	Director	June 3, 2016
Anthony R. Chase

/s/ KEVIN P. CHILTON	Director	June 3, 2016
Kevin P. Chilton

/s/ H. PAULETT EBERHART	Director	June 3, 2016
H. Paulett Eberhart

/s/ PETER J. FLUOR	Director	June 3, 2016
Peter J. Fluor

/s/ RICHARD L. GEORGE	Director	June 3, 2016
Richard L. George

/s/ JOSEPH W. GORDER	Director	June 3, 2016
Joseph W. Gorder

/s/ JOHN R. GORDON	Director	June 3, 2016
John R. Gordon

/s/ SEAN GOURLEY	Director	June 3, 2016
Sean Gourley

/s/ MARK C. MCKINLEY	Director	June 3, 2016
Mark C. McKinley

/s/ ERIC D. MULLINS	Director	June 3, 2016
Eric D. Mullins

EXHIBITS INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Anadarko Petroleum Corporation, dated May 21, 2009 (incorporated by reference to Exhibit 3.3 to Form 8-K filed on May 22, 2009, File No. 1-8968)

4.2	By-Laws of Anadarko Petroleum Corporation, amended and restated as of September 15, 2015 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 21, 2015, File No. 1-8968)

4.3	2012 Omnibus Incentive Compensation Plan, As Amended and Restated (incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 16, 2016, File No. 1-8968)

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of Miller and Lents, Ltd.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
*filed herewith